PRICING SUPPLEMENT dated October 28, 2026 (To the Prospectus and Prospectus Supplement, each dated April 17, 2026 and Product Supplement no. WF-1-I dated April 17, 2026)	Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-293684 and 333-293684-01

JPMorgan Chase Financial Company LLC Global Medium-Term Notes, Series A Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

$500,000 Market Linked Securities —Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the American Depositary Shares of Alibaba Group Holding Limited, the American Depositary Shares of PDD Holdings Inc. and the Class A Common Stock of Robinhood Markets, Inc. due November 9, 2027

■   Linked to the lowest performing of the American depositary shares of Alibaba Group Holding Limited, the American depositary shares of PDD Holdings Inc. and the Class A common stock of Robinhood Markets, Inc. (each referred to as an “Underlying Stock”)

■   Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a maturity payment amount that may be greater than or less than the principal amount of the securities, depending on the performance of the lowest performing Underlying Stock. The lowest performing Underlying Stock is the Underlying Stock that has the lowest stock return (i.e., the lowest percentage change from its starting price to its ending price). The starting price of each Underlying Stock is the stock closing price of that Underlying Stock on the strike date and is not the stock closing price of that Underlying Stock on the pricing date. The maturity payment amount will reflect the following terms:

■   If the stock closing price of the lowest performing Underlying Stock increases, remains flat or decreases but is not less than 55% of its starting price (its “threshold price”), you will receive the principal amount plus the contingent fixed return of 23.90% of the principal amount.

■   If the stock closing price of the lowest performing Underlying Stock decreases and is less than its threshold price, you will have full downside exposure to the decrease in the price of that Underlying Stock from its starting price, and you will lose more than 45%, and possibly all, of the principal amount.

■   Investors may lose a significant portion or all of the principal amount.

■   Any positive return on the securities at maturity will be limited to the contingent fixed return, even if the ending price of the lowest performing Underlying Stock significantly exceeds its starting price; you will not participate in any appreciation of any Underlying Stock.

■   Your return on the securities will depend solely on the performance of the lowest performing Underlying Stock. You will not benefit in any way from the performance of the better performing Underlying Stocks. Therefore, you will be adversely affected if any Underlying Stock performs poorly, even if the other Underlying Stocks perform favorably.

■   The securities are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the securities is subject to the credit risk of JPMorgan Financial, as issuer of the securities, and the credit risk of JPMorgan Chase & Co., as guarantor of the securities.

■   No periodic interest payments or dividends

■   No exchange listing; designed to be held to maturity

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, “Risk Factors” beginning on page PS-12 of the accompanying product supplement and “Selected Risk Considerations” on page PS-9 in this pricing supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Price to Public(1)	Fees and Commissions(2)(3)	Proceeds to Issuer
Per Security	$1,000.00	$23.25	$976.75
Total	$500,000.00	$11,625.00	$488,375.00
(1)	See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the securities.
(2)	Wells Fargo Securities, LLC, which we refer to as WFS, acting as agent for JPMorgan Financial, will receive selling commissions from us of $23.25 per security. WFS has advised us that it may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $17.50 per security. In addition to the concession allowed to WFA, WFS has advised us that it may pay $0.75 per security of the selling commissions to WFA as a distribution expense fee for each security sold by WFA. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	In respect of certain securities sold in this offering, J.P. Morgan Securities LLC, which we refer to as JPMS, may pay a fee of $2.00 per security to selected dealers in consideration for marketing and other services in connection with the distribution of the securities to other dealers.

The estimated value of the securities, when the terms of the securities were set, was $955.40 per security. See “The Estimated Value of the Securities” in this pricing supplement for additional information.

The securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

Wells Fargo Securities

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the American Depositary Shares of Alibaba Group Holding Limited, the American Depositary Shares of PDD Holdings Inc. and the Class A Common Stock of Robinhood Markets, Inc. due November 9, 2027

Terms of the Securities

Issuer:	JPMorgan Chase Financial Company LLC, a direct, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.
Underlying Stocks:	The American depositary shares (“ADSs”) of Alibaba Group Holding Limited (Bloomberg ticker: BABA), the ADSs of PDD Holdings Inc. (Bloomberg ticker: PDD) and the Class A common stock of Robinhood Markets, Inc. (Bloomberg ticker: HOOD) (each referred to as an “Underlying Stock,” and collectively as the “Underlying Stocks”). We refer to the issuer of each Underlying Stock as an “Underlying Stock Issuer” and collectively as the “Underlying Stock Issuers.” The accompanying product supplement refers to an Underlying Stock as a “Reference Stock.”
Strike Date:	October 27, 2026
Pricing Date:	October 28, 2026
Issue Date:	November 2, 2026
Calculation Day[1]:	November 4, 2027
Stated Maturity Date[1]:	November 9, 2027
Principal Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a principal amount of $1,000.
Maturity Payment Amount:

On the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:

•      if the ending price of the lowest performing Underlying Stock is greater than or equal to its threshold price: $1,000 plus the contingent fixed return; or

•      if the ending price of the lowest performing Underlying Stock is less than its threshold price:

$1,000 + ($1,000 × stock return of the lowest performing Underlying Stock)

If the ending price of the lowest performing Underlying Stock is less than its threshold price, you will have full downside exposure to the decrease in the price of that Underlying Stock from its starting price and will lose more than 45%, and possibly all, of the principal amount of your securities at maturity.

Lowest Performing Underlying Stock:	The “lowest performing Underlying Stock” will be the Underlying Stock with the lowest stock return.
Contingent Fixed Return:	The “contingent fixed return” is 23.90% of the principal amount ($239.00 per security). As a result of the contingent fixed return, the maximum maturity payment amount is $1,239.00 per security.
Stock Return:	The “stock return” with respect to an Underlying Stock is the percentage change from its starting price to its ending price, calculated as follows: ending price – starting price starting price
Threshold Price:

With respect to the ADSs of Alibaba Group Holding Limited: $55.132, which is equal to 55% of its starting price

With respect to the ADSs of PDD Holdings Inc.: $43.12, which is equal to 55% of its starting price

With respect to the Class A common stock of Robinhood Markets, Inc.: $52.008, which is equal to 55% of its starting price

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the American Depositary Shares of Alibaba Group Holding Limited, the American Depositary Shares of PDD Holdings Inc. and the Class A Common Stock of Robinhood Markets, Inc. due November 9, 2027

Starting Price:

With respect to the ADSs of Alibaba Group Holding Limited: $100.24, its stock closing price on the strike date

With respect to the ADSs of PDD Holdings Inc.: $78.40, its stock closing price on the strike date

With respect to the Class A common stock of Robinhood Markets, Inc.: $94.56, its stock closing price on the strike date

The starting price of each Underlying Stock is not the stock closing price of that Underlying Stock on the pricing date.

Ending Price:	The “ending price” of an Underlying Stock will be its stock closing price on the calculation day.
Stock Closing Price:	With respect to each Underlying Stock, “stock closing price” has the meaning set forth under “The Underlyings — Reference Stocks — Certain Definitions” in the accompanying product supplement. The stock closing price of each Underlying Stock is subject to adjustment through the adjustment factor as described in the accompanying product supplement.
Additional Terms:	Terms used in this pricing supplement, but not defined herein, will have the meanings ascribed to them in the accompanying product supplement.
Calculation Agent:	J.P. Morgan Securities LLC (“JPMS”)
Tax Considerations:	For a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the securities, see “Tax Considerations.”
Denominations:	$1,000 and any integral multiple of $1,000
CUSIP:	46661QTD7
Fees and Commissions:

Wells Fargo Securities, LLC, which we refer to as WFS, acting as agent for JPMorgan Financial, will receive selling commissions from us of $23.25 per security. WFS has advised us that it may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $17.50 per security. In addition to the concession allowed to WFA, WFS has advised us that it may pay $0.75 per security of the selling commissions to WFA as a distribution expense fee for each security sold by WFA. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

In addition, in respect of certain securities sold in this offering, JPMS may pay a fee of $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

We, WFS or an affiliate may enter into swap agreements or related hedge transactions with one of our or their other affiliates or unaffiliated counterparties in connection with the sale of the securities and JPMS, WFS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “Supplemental Use of Proceeds” below and “Use of Proceeds and Hedging” in the accompanying product supplement.

1 Subject to postponement in the event of a non-trading day or a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings” and “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the American Depositary Shares of Alibaba Group Holding Limited, the American Depositary Shares of PDD Holdings Inc. and the Class A Common Stock of Robinhood Markets, Inc. due November 9, 2027

Additional Information about the Issuer, the Guarantor and the Securities

You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these securities are a part, and the more detailed information contained in the accompanying product supplement. This pricing supplement, together with the documents listed below, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product supplement no. WF-1-I dated April 17, 2026: http://www.sec.gov/Archives/edgar/data/19617/000121390026045240/ea0285802-22_424b2.pdf
•	Prospectus supplement and prospectus, each dated April 17, 2026: http://www.sec.gov/Archives/edgar/data/19617/000095010326005889/crt_dp245141-424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the American Depositary Shares of Alibaba Group Holding Limited, the American Depositary Shares of PDD Holdings Inc. and the Class A Common Stock of Robinhood Markets, Inc. due November 9, 2027

The Estimated Value of the Securities

The estimated value of the securities set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The estimated value of the securities does not represent a minimum price at which JPMS would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. For additional information, see “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Estimated Value of the Securities Is Derived by Reference to an Internal Funding Rate” in this pricing supplement. The value of the derivative or derivatives underlying the economic terms of the securities is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the securities is determined when the terms of the securities are set based on market conditions and other relevant factors and assumptions existing at that time. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Estimated Value of the Securities Does Not Represent Future Values of the Securities and May Differ from Others’ Estimates” in this pricing supplement.

The estimated value of the securities is lower than the original issue price of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions paid to WFS (which WFS has advised us includes selling concessions and distribution expense fees), the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, the estimated cost of hedging our obligations under the securities and the fees, if any, paid for third-party data analytics and/or electronic platform services. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the securities may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Estimated Value of the Securities Is Lower Than the Original Issue Price (Price to Public) of the Securities” in this pricing supplement.

Secondary Market Prices of the Securities

For information about factors that will impact any secondary market prices of the securities, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be approximately three months. The length of any such initial period reflects the structure of the securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the securities and when these costs are incurred, as determined by our affiliates. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Value of the Securities as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Securities for a Limited Time Period” in this pricing supplement.

Supplemental Use of Proceeds

The securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the securities. See “Hypothetical Examples and Returns” in this pricing supplement for an illustration of the risk-return profile of the securities and “The ADSs of Alibaba Group Holding Limited,” “The ADSs of PDD Holdings Inc.” and “The Class A Common Stock of Robinhood Markets, Inc.” in this pricing supplement for a description of the market exposure provided by the securities.

The original issue price of the securities is equal to the estimated value of the securities plus the selling commissions paid to WFS (which WFS has advised us includes selling concessions and distribution expense fees), plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, plus the estimated cost of hedging our obligations under the securities, plus the fees, if any, paid for third-party data analytics and/or electronic platform services.

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the American Depositary Shares of Alibaba Group Holding Limited, the American Depositary Shares of PDD Holdings Inc. and the Class A Common Stock of Robinhood Markets, Inc. due November 9, 2027

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for you if all of the following statements are true:

▪	You do not seek an investment that produces periodic interest or coupon payments or other sources of current income.
▪	You seek a contingent fixed return at maturity of 23.90% of the principal amount if the ending price of the lowest performing Underlying Stock is greater than or equal to its threshold price.
▪	You anticipate that the ending price of the lowest performing Underlying Stock will be greater than or equal to its threshold price, and you are willing and able to accept the risk that, if the ending price of the lowest performing Underlying Stock is less than its threshold price, you will lose more than 45%, and possibly all, of the principal amount of your securities at maturity.
▪	You understand that if the ending price of the lowest performing Underlying Stock is greater than or equal to its starting price, the return you will receive at maturity will be limited to the contingent fixed return, regardless of the extent to which its ending price exceeds its starting price.
▪	You understand that the return on the securities will depend solely on the performance of the lowest performing Underlying Stock and that you will not benefit in any way from the performance of the better performing Underlying Stocks.
▪	You understand that the securities are riskier than alternative investments linked to only one of the Underlying Stocks or linked to a basket composed of the Underlying Stocks.
▪	You understand and are willing to accept the full downside risks of all of the Underlying Stocks.
▪	You are willing and able to accept the risks associated with an investment linked to the performance of the lowest performing Underlying Stock, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.
▪	You understand and accept that you will not be entitled to receive dividends or distributions that may be paid to holders of the Underlying Stocks, nor will you have any voting rights with respect to any Underlying Stock.
▪	You do not seek an investment for which there will be an active secondary market and you are willing and able to hold the securities to maturity.
▪	You are willing and able to assume our and JPMorgan Chase & Co.’s credit risks for all payments on the securities.

The securities may not be an appropriate investment for you if any of the following statements are true:

▪	You seek an investment that produces periodic interest or coupon payments or other sources of current income.
▪	You seek an investment that provides for the full repayment of principal at maturity.
▪	You anticipate that the ending price of the lowest performing Underlying Stock will be less than its threshold price, or you are unwilling or unable to accept the risk that, if the ending price of the lowest performing Underlying Stock is less than its threshold price, you will lose more than 45%, and possibly all, of the principal amount of your securities at maturity.
▪	You seek an investment that provides for full exposure to the upside performance of any Underlying Stock above the contingent fixed return.
▪	You seek exposure to a basket composed of all of the Underlying Stocks or a similar investment in which the overall return is based on a blend of the performances of the Underlying Stocks, rather than solely on the lowest performing Underlying Stock.
▪	You are unwilling to accept the risk of exposure to each of the Underlying Stocks.
▪	You are unwilling or unable to accept the risks associated with an investment linked to the performance of the lowest performing Underlying Stock, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.
▪	You seek an investment that entitles you to dividends or distributions that may be paid to holders of the Underlying Stocks, or voting rights with respect to any Underlying Stock.
▪	You seek an investment for which there will be an active secondary market and/or you are unwilling or unable to hold the securities to maturity.

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the American Depositary Shares of Alibaba Group Holding Limited, the American Depositary Shares of PDD Holdings Inc. and the Class A Common Stock of Robinhood Markets, Inc. due November 9, 2027

▪	You are unwilling or unable to assume our and JPMorgan Chase & Co.’s credit risks for all payments on the securities.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” section in this pricing supplement and the “Risk Factors” sections in the accompanying prospectus supplement and product supplement. For more information about the Underlying Stocks, please see the sections titled “The ADSs of Alibaba Group Holding Limited,” “The ADSs of PDD Holdings Inc.” and “The Class A Common Stock of Robinhood Markets, Inc.” below.

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the American Depositary Shares of Alibaba Group Holding Limited, the American Depositary Shares of PDD Holdings Inc. and the Class A Common Stock of Robinhood Markets, Inc. due November 9, 2027

Determining the Maturity Payment Amount

On the stated maturity date, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock. The lowest performing Underlying Stock is the Underlying Stock that has the lowest stock return, calculated for each Underlying Stock as the percentage change from its starting price to its ending price.

Step 2: Calculate the maturity payment amount based on the stock return of the lowest performing Underlying Stock, as follows:

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the American Depositary Shares of Alibaba Group Holding Limited, the American Depositary Shares of PDD Holdings Inc. and the Class A Common Stock of Robinhood Markets, Inc. due November 9, 2027

Selected Risk Considerations

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in any or all of the Underlying Stocks. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the securities generally in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement. You should not purchase the securities unless you understand and can bear the risks of investing in the securities.

Risks Relating to the Securities Generally

•	If the Ending Price of the Lowest Performing Underlying Stock Is Less Than Its Threshold Price, You Will Lose More Than 45%, and Possibly All, of the Principal Amount of Your Securities at Maturity — The securities do not guarantee the full return of principal. The return on the securities at maturity is linked to the performance of the lowest performing Underlying Stock and will depend on whether, and the extent to which, that Underlying Stock has appreciated or depreciated. If the ending price of the lowest performing Underlying Stock is less than its threshold price, you will lose 1% of the principal amount of the securities for every 1% that its ending price is less than its starting price. Accordingly, under these circumstances, you will lose more than 45%, and possibly all, of your principal amount at maturity.
•	The Potential Return on the Securities Is Limited to the Contingent Fixed Return and May Be Lower Than the Return on a Direct Investment in Any Underlying Stock — The potential return on the securities is limited to the contingent fixed return, regardless of any appreciation of any Underlying Stock, which may be significant. Therefore, your return on the securities may be lower than the return on a direct investment in any Underlying Stock.
•	Your Ability to Receive the Contingent Fixed Return May Terminate on the Calculation Day — If the ending price of the lowest performing Underlying Stock is less than its threshold price, you will not be entitled to receive the contingent fixed return at maturity. Under these circumstances, you will lose more than 45%, and possibly all, of your principal amount at maturity.
•	The Securities Are Subject to the Credit Risks of JPMorgan Financial and JPMorgan Chase & Co. — Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the securities. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the securities. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.
•	As a Finance Subsidiary, JPMorgan Financial Has No Independent Activities and Has Limited Assets — As a finance subsidiary of JPMorgan Chase & Co., we have no independent activities beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan Chase & Co. to meet our obligations under the securities. We are not an operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the securities as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the securities, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see “Risk Factors — Holders of securities issued by JPMorgan Financial may be subject to losses if JPMorgan Chase & Co. were to enter into a resolution” in the accompanying prospectus supplement.
•	You Are Exposed to the Risk of Decline in the Price of Each Underlying Stock — Payments on the securities are not linked to a basket composed of the Underlying Stocks and are contingent upon the performance of each individual Underlying Stock. Poor performance by any of the Underlying Stocks over the term of the securities may negatively affect your maturity payment amount and will not be offset or mitigated by positive performance by the other Underlying Stocks. Your maturity payment amount will be determined by the lowest performing Underlying Stock.
•	Your Maturity Payment Amount Will Be Determined by the Lowest Performing Underlying Stock — Because the maturity payment amount will be determined based on the performance of the lowest performing Underlying Stock, you will not benefit from the performance of the other Underlying Stocks. Accordingly, if the ending price of any Underlying Stock is less than its threshold price, you will lose a significant portion or all of your principal amount at maturity, even if the ending price of each of the other Underlying Stocks is greater than or equal to its starting price.
•	You Will Be Subject to Risks Resulting from the Relationship Among the Underlying Stocks — It is preferable from your perspective for the Underlying Stocks to be correlated with each other so that their prices will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Underlying Stocks will not exhibit this relationship. The less correlated the Underlying Stocks, the more likely it is that any one of the Underlying Stocks will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Underlying Stocks to perform poorly; the performance of the better performing Underlying Stocks is not relevant to your

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the American Depositary Shares of Alibaba Group Holding Limited, the American Depositary Shares of PDD Holdings Inc. and the Class A Common Stock of Robinhood Markets, Inc. due November 9, 2027

return on the securities. It is impossible to predict what the relationship among the Underlying Stocks will be over the term of the securities.

•	The Benefit Provided by the Threshold Price May Terminate on the Calculation Day — If the ending price of any Underlying Stock is less than its threshold price, the benefit provided by the threshold price will terminate and you will be fully exposed to any depreciation of the lowest performing Underlying Stock.
•	No Interest or Dividend Payments or Voting Rights — As a holder of the securities, you will not receive interest payments, and you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the Underlying Stocks would have.
•	Lack of Liquidity — The securities will not be listed on any securities exchange. Accordingly, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which JPMS or WFS is willing to buy the securities. You may not be able to sell your securities. The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity.
•	The U.S. Federal Tax Consequences of the Securities Are Uncertain, and May Be Adverse to a Holder of the Securities — See “Tax Considerations” below and “Risk Factors — The U.S. federal income tax consequences of an investment in certain program securities are uncertain” in the accompanying prospectus supplement.

Risks Relating to Conflicts of Interest

•	Potential Conflicts — We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities and making the assumptions used to determine the pricing of the securities and the estimated value of the securities when the terms of the securities are set, which we refer to as the estimated value of the securities. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the securities and the value of the securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the securities could result in substantial returns for us or our affiliates while the value of the securities declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

Risks Relating to the Estimated Value and Secondary Market Prices of the Securities

•	The Estimated Value of the Securities Is Lower Than the Original Issue Price (Price to Public) of the Securities — The estimated value of the securities is only an estimate determined by reference to several factors. The original issue price of the securities exceeds the estimated value of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, the estimated cost of hedging our obligations under the securities and the fees, if any, paid for third-party data analytics and/or electronic platform services. See “The Estimated Value of the Securities” in this pricing supplement.
•	The Estimated Value of the Securities Does Not Represent Future Values of the Securities and May Differ from Others’ Estimates — The estimated value of the securities is determined by reference to internal pricing models of our affiliates when the terms of the securities are set. This estimated value of the securities is based on market conditions and other relevant factors existing at that time and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater than or less than the estimated value of the securities. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy securities from you in secondary market transactions. See “The Estimated Value of the Securities” in this pricing supplement.
•	The Estimated Value of the Securities Is Derived by Reference to an Internal Funding Rate — The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “The Estimated Value of the Securities” in this pricing supplement.

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the American Depositary Shares of Alibaba Group Holding Limited, the American Depositary Shares of PDD Holdings Inc. and the Class A Common Stock of Robinhood Markets, Inc. due November 9, 2027

•	The Value of the Securities as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Securities for a Limited Time Period — We generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs, our internal secondary market funding rates for structured debt issuances and the fees paid for third-party data analytics and/or electronic platform services. See “Secondary Market Prices of the Securities” in this pricing supplement for additional information relating to this initial period. Accordingly, the estimated value of your securities during this initial period may be lower than the value of the securities as published by JPMS (and which may be shown on your customer account statements).
•	Secondary Market Prices of the Securities Will Likely Be Lower Than the Original Issue Price of the Securities — Any secondary market prices of the securities will likely be lower than the original issue price of the securities because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, projected hedging profits, if any, estimated hedging costs and fees, if any, paid for third-party data analytics and/or electronic platform services that are included in the original issue price of the securities. As a result, the price, if any, at which JPMS will be willing to buy securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Furthermore, if you sell your securities, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount and/or fees for use of an electronic platform to facilitate secondary market activity. Any sale by you prior to the stated maturity date could result in a substantial loss to you. See the immediately following risk consideration for information about additional factors that will impact any secondary market prices of the securities.

The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity. See “— Risks Relating to the Securities Generally — Lack of Liquidity” above.

•	Many Economic and Market Factors Will Impact the Value of the Securities — As described under “The Estimated Value of the Securities” in this pricing supplement, the securities can be thought of as securities that combine a fixed-income debt component with one or more derivatives. As a result, the factors that influence the values of fixed-income debt and derivative instruments will also influence the terms of the securities at issuance and their value in the secondary market. Accordingly, the secondary market price of the securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the prices of the Underlying Stocks, including:
•	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
•	customary bid-ask spreads for similarly sized trades;
•	our internal secondary market funding rates for structured debt issuances;
•	the actual and expected volatility of the Underlying Stocks;
•	the time to maturity of the securities;
•	the dividend rates on the Underlying Stocks;
•	the actual and expected positive or negative correlation among the Underlying Stocks, or the actual or expected absence of any such correlation;
•	the occurrence of certain events affecting an Underlying Stock that may or may not require an adjustment to the adjustment factor of that Underlying Stock;
•	interest and yield rates in the market generally; and
•	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the securities, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the securities, if any, at which JPMS may be willing to purchase your securities in the secondary market.

Risks Relating to the Underlying Stocks

•	No Affiliation with Any Underlying Stock Issuer — We are not affiliated with any Underlying Stock Issuer. We have not independently verified any of the information about any Underlying Stock Issuer contained in this pricing supplement. You should

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the American Depositary Shares of Alibaba Group Holding Limited, the American Depositary Shares of PDD Holdings Inc. and the Class A Common Stock of Robinhood Markets, Inc. due November 9, 2027

make your own investigation into the Underlying Stocks and the Underlying Stock Issuers. We are not responsible for any Underlying Stock Issuer’s public disclosure of information, whether contained in SEC filings or otherwise.

•	Risks Associated with Non-U.S. Companies with Respect to the ADSs of Alibaba Group Holding Limited and the ADSs of PDD Holdings Inc. — The ADSs of Alibaba Group Holding Limited and the ADSs of PDD Holdings Inc. have been issued by non-U.S. companies. Investments in securities linked to the value of any equity securities issued by a non-U.S. company involve risks associated with the home country of that company. The prices of securities issued by non-U.S. companies may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Moreover, the economies of those countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. Those countries may be subjected to different and, in some cases, more adverse economic environments.
•	Emerging Markets Risk with Respect to the ADSs of Alibaba Group Holding Limited and the ADSs of PDD Holdings Inc. — The ADSs of Alibaba Group Holding Limited and the ADSs of PDD Holdings Inc. have been issued by non-U.S. companies conducting their business in an emerging markets country (China). Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.
•	Currency Exchange Rate Risk with Respect to the ADSs of Alibaba Group Holding Limited — Because the ADSs of Alibaba Group Holding Limited are quoted and traded in U.S. dollars on the New York Stock Exchange and the ordinary shares of Alibaba Group Holding Limited are quoted and traded in Hong Kong dollars on The Stock Exchange of Hong Kong Limited, fluctuations in the exchange rate between the Hong Kong dollar and the U.S. dollar will likely affect the relative value of the ADSs and the ordinary shares of Alibaba Group Holding Limited in the two currencies and, as a result, will likely affect the market price of the ADSs of Alibaba Group Holding Limited trading on the New York Stock Exchange. These trading differences and currency exchange rates may affect the market value of the securities and whether the closing price of one ADS of Alibaba Group Holding Limited will fall below its threshold price. The Hong Kong dollar has been subject to fluctuations against the U.S. dollar in the past and may be subject to significant fluctuations in the future. Previous fluctuations or periods of relative stability in the exchange rate between the Hong Kong dollar and the U.S. dollar are not necessarily indicative of fluctuations or periods of relative stability in that rate that may occur over the term of the securities. The exchange rate between the Hong Kong dollar and the U.S. dollar is the result of the supply of, and the demand for, those currencies. Changes in the exchange rate results over time from the interaction of many factors directly or indirectly affecting economic and political conditions in Hong Kong and the United States, including economic and political developments in other countries. Of particular importance are rates of inflation, interest rate levels, the balance of payments, any political, civil or military unrest and the extent of governmental surpluses or deficits in Hong Kong and the United States, all of which are in turn sensitive to the monetary, fiscal and trade policies pursued by Hong Kong and the United States and other jurisdictions important to international trade and finance.
•	There Are Important Differences Between the Rights of Holders of the ADSs of Alibaba Group Holding Limited and the Rights of Holders of the Ordinary Shares of Alibaba Group Holding Limited and the Rights of Holders of the ADSs of PDD Holdings Inc. and the Rights of Holders of the Class A Ordinary Shares of PDD Holdings Inc. — You should be aware that the return on the securities is linked in part to the prices of the ADSs of Alibaba Group Holding Limited and the ADSs of PDD Holdings Inc. and not the ordinary shares of Alibaba Group Holding Limited or the Class A ordinary shares of PDD Holdings Inc. (such ordinary shares or Class A ordinary shares, the “underlying securities”). There are important differences between the rights of holders of the ADSs of Alibaba Group Holding Limited and the rights of holders of its relevant underlying securities and the rights of holders of the ADSs of PDD Holdings Inc. and the rights of holders of its relevant underlying securities. Each ADS is a security evidenced by American depositary receipts that represent a certain number of shares of the relevant underlying securities. Generally, ADSs are issued under a deposit agreement, which sets forth the rights and responsibilities of the ADS depositary, the relevant non-U.S. issuer, and holders of the ADSs, which may be different from the rights of holders of the underlying securities. For example, a non-U.S. issuer may make distributions in respect of the underlying securities that are not passed on to the holders of its ADSs. Any such differences between the rights of holders of the ADSs of Alibaba Group Holding Limited and the rights of holders of its relevant underlying securities and the rights of holders of the ADSs of PDD Holdings Inc. and the rights of holders of its relevant underlying securities may be significant and may materially and adversely affect the value of the ADSs of Alibaba Group Holding Limited or PDD Holdings Inc. and, as a result, the securities.
•	Limited Trading History with Respect to the Class A Common Stock of Robinhood Markets, Inc. — The Class A common stock of Robinhood Markets, Inc. commenced trading on The Nasdaq Stock Market on July 29, 2021 and therefore has limited historical performance. Past performance should not be considered indicative of future performance.
•	The Anti-Dilution Protection Is Limited and May Be Discretionary — The calculation agent will make adjustments to the adjustment factor for an Underlying Stock and other adjustments for certain corporate events affecting an Underlying Stock. However, the calculation agent will not make an adjustment in response to all events that could affect an Underlying

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the American Depositary Shares of Alibaba Group Holding Limited, the American Depositary Shares of PDD Holdings Inc. and the Class A Common Stock of Robinhood Markets, Inc. due November 9, 2027

Stock.  If an event occurs that does not require the calculation agent to make an adjustment, the value of the securities may be materially and adversely affected.  Subject to the foregoing, the calculation agent is under no obligation to consider your interests as a holder of the securities in making these determinations.

•	The Maturity Payment Amount Will Depend upon the Performance of Each Underlying Stock and Therefore the Securities Are Subject to the Following Risks, Each as Discussed in More Detail in the Accompanying Product Supplement.
•	The Securities May Become Linked to the Common Stock of a Company Other Than an Original Underlying Stock Issuer.
•	You Will Have No Ownership Rights in Any Underlying Stock. Investing in the securities is not equivalent to investing directly in any Underlying Stock. As a holder of the securities, you will not have any ownership interest or rights in any Underlying Stock, such as voting rights or rights to receive cash dividends or other distributions. In addition, the issuer of each Underlying Stock will not have any obligation to consider your interests as a holder of the securities in taking any corporate action that might affect the value of that Underlying Stock and the securities.
•	Historical Prices of an Underlying Stock Should Not Be Taken as an Indication of the Future Performance of That Underlying Stock During the Term of the Securities.
•	We Cannot Control Actions by the Underlying Stock Issuers.

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the American Depositary Shares of Alibaba Group Holding Limited, the American Depositary Shares of PDD Holdings Inc. and the Class A Common Stock of Robinhood Markets, Inc. due November 9, 2027

Hypothetical Examples and Returns

The payout profile and return table below illustrate the maturity payment amount for a security on a hypothetical offering of securities based on a range of hypothetical stock returns of the lowest performing Underlying Stock, with the assumptions set forth in the table below. The examples below illustrate the maturity payment amount for a security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the examples below. The terms used for purposes of these hypothetical examples do not represent the actual starting price or threshold price of any Underlying Stock.

The hypothetical starting price of $100.00 for each Underlying Stock has been chosen for illustrative purposes only and does not represent the actual starting price for any Underlying Stock. The actual starting price for each Underlying Stock is the stock closing price of that Underlying Stock on the strike date and is specified under “Terms of the Securities — Starting Price” in this pricing supplement. For historical data regarding the actual closing prices of the Underlying Stocks, please see the historical information set forth under “The ADSs of Alibaba Group Holding Limited,” “The ADSs of PDD Holdings Inc.” and “The Class A Common Stock of Robinhood Markets, Inc.” in this pricing supplement.

The payout profile, return table and examples below assume that an investor purchases the securities for $1,000 per security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The payout profile, return table and examples below do not take into account any tax consequences from investing in the securities.

Contingent Fixed Return:	23.90% of the principal amount per security
Hypothetical Starting Price:	For each Underlying Stock, $100.00
Hypothetical Threshold Price:	For each Underlying Stock, $55.00 (55% of its hypothetical starting price)

Hypothetical Payout Profile

80%
60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
Security Return at Maturity
contingent fixed return of
23.90% of the principal amount
repayment of principal
amount for decrease of
not more than 45%
-45%
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
80%
Stock Return of Lowest Performing Underlying Stock at Maturity
Hypothetical Security Return
Hypothetical Stock Return of Lowest Performing Underlying Stock

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the American Depositary Shares of Alibaba Group Holding Limited, the American Depositary Shares of PDD Holdings Inc. and the Class A Common Stock of Robinhood Markets, Inc. due November 9, 2027

Hypothetical Returns

Hypothetical ending price of the lowest performing Underlying Stock	Hypothetical stock return of the lowest performing Underlying Stock	Hypothetical maturity payment amount per security	Hypothetical pre-tax total rate of return(1)
$200.00	100.00%	$1,239.00	23.90%
$175.00	75.00%	$1,239.00	23.90%
$150.00	50.00%	$1,239.00	23.90%
$140.00	40.00%	$1,239.00	23.90%
$130.00	30.00%	$1,239.00	23.90%
$123.90	23.90%	$1,239.00	23.90%
$120.00	20.00%	$1,239.00	23.90%
$110.00	10.00%	$1,239.00	23.90%
$105.00	5.00%	$1,239.00	23.90%
$102.50	2.50%	$1,239.00	23.90%
$100.00	0.00%	$1,239.00	23.90%
$90.00	-10.00%	$1,239.00	23.90%
$80.00	-20.00%	$1,239.00	23.90%
$60.00	-40.00%	$1,239.00	23.90%
$55.00	-45.00%	$1,239.00	23.90%
$54.00	-46.00%	$540.00	-46.00%
$50.00	-50.00%	$500.00	-50.00%
$25.00	-75.00%	$250.00	-75.00%
$0.00	-100.00%	$0.00	-100.00%

(1)	The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the maturity payment amount per security to the principal amount of $1,000.

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the American Depositary Shares of Alibaba Group Holding Limited, the American Depositary Shares of PDD Holdings Inc. and the Class A Common Stock of Robinhood Markets, Inc. due November 9, 2027

Hypothetical Examples

Example 1. Maturity payment amount is greater than the principal amount and reflects a return equal to the contingent fixed return, which is greater than the percentage increase in the stock closing price of the lowest performing Underlying Stock from its hypothetical starting price to its hypothetical ending price:

	The ADSs of Alibaba Group Holding Limited	The ADSs of PDD Holdings Inc.	The Class A Common Stock of Robinhood Markets, Inc.
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical ending price:	$110.00	$145.00	$125.00
Hypothetical threshold price:	$55.00	$55.00	$55.00
Hypothetical stock return (ending price – starting price)/starting price:	10.00%	45.00%	25.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock.

In this example, the ADSs of Alibaba Group Holding Limited have the lowest stock return and are, therefore, the lowest performing Underlying Stock.

Step 2: Determine the maturity payment amount based on the stock return of the lowest performing Underlying Stock.

Because the hypothetical ending price of the lowest performing Underlying Stock is greater than its hypothetical threshold price, the maturity payment amount per security would be equal to the principal amount of $1,000 plus a positive return equal to the contingent fixed return.

On the stated maturity date, you would receive $1,239.00 per security.

Example 2. Maturity payment amount is greater than the principal amount and reflects a return equal to the contingent fixed return, which is less than the percentage increase in the stock closing price of the lowest performing Underlying Stock from the hypothetical starting price to the hypothetical ending price:

	The ADSs of Alibaba Group Holding Limited	The ADSs of PDD Holdings Inc.	The Class A Common Stock of Robinhood Markets, Inc.
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical ending price:	$170.00	$150.00	$160.00
Hypothetical threshold price:	$55.00	$55.00	$55.00
Hypothetical stock return (ending price – starting price)/starting price:	70.00%	50.00%	60.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock.

In this example, the ADSs of PDD Holdings Inc. have the lowest stock return and are, therefore, the lowest performing Underlying Stock.

Step 2: Determine the maturity payment amount based on the stock return of the lowest performing Underlying Stock.

Because the hypothetical ending price of the lowest performing Underlying Stock is greater than its hypothetical starting price, the maturity payment amount per security would be equal to the principal amount of $1,000 plus a positive return equal to the contingent fixed return. Even though the lowest performing Underlying Stock increased by 50% from its hypothetical starting price to its hypothetical ending price in this example, your return is limited to the contingent fixed return of 23.90%.

On the stated maturity date, you would receive $1,239.00 per security.

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the American Depositary Shares of Alibaba Group Holding Limited, the American Depositary Shares of PDD Holdings Inc. and the Class A Common Stock of Robinhood Markets, Inc. due November 9, 2027

Example 3. Maturity payment amount is greater than the principal amount and reflects a return equal to the contingent fixed return, even though the ending price of the lowest performing Underlying Stock is less than its starting price but is greater than its threshold price:

	The ADSs of Alibaba Group Holding Limited	The ADSs of PDD Holdings Inc.	The Class A Common Stock of Robinhood Markets, Inc.
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical ending price:	$80.00	$90.00	$70.00
Hypothetical threshold price:	$55.00	$55.00	$55.00
Hypothetical stock return (ending price – starting price)/starting price:	-20.00%	-10.00%	-30.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock.

In this example, the Class A common stock of Robinhood Markets, Inc. has the lowest stock return and is, therefore, the lowest performing Underlying Stock.

Step 2: Determine the maturity payment amount based on the stock return of the lowest performing Underlying Stock.

Because the hypothetical ending price of the lowest performing Underlying Stock is greater than its hypothetical threshold price, the maturity payment amount per security would be equal to the principal amount of $1,000 plus a positive return equal to the contingent fixed return.

On the stated maturity date, you would receive $1,239.00 per security.

Example 4. Maturity payment amount is less than the principal amount:

	The ADSs of Alibaba Group Holding Limited	The ADSs of PDD Holdings Inc.	The Class A Common Stock of Robinhood Markets, Inc.
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical ending price:	$120.00	$40.00	$80.00
Hypothetical threshold price:	$55.00	$55.00	$55.00
Hypothetical stock return (ending price – starting price)/starting price:	20.00%	-60.00%	-20.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock.

In this example, the ADSs of PDD Holdings Inc. have the lowest stock return and are, therefore, the lowest performing Underlying Stock.

Step 2: Determine the maturity payment amount based on the stock return of the lowest performing Underlying Stock.

Because the hypothetical ending price of the lowest performing Underlying Stock is less than its hypothetical threshold price, you would lose a portion of the principal amount of your securities and receive the maturity payment amount equal to:

$1,000 + ($1,000 × stock return of the lowest performing Underlying Stock)

$1,000 + ($1,000 × -60.00%)

= $400.00

On the stated maturity date, you would receive $400.00 per security.

This example illustrates that you will be fully exposed to a decrease in the lowest performing Underlying Stock if the ending price of the lowest performing Underlying Stock is less than its threshold price, even if the ending prices of the other Underlying Stocks have appreciated or have not declined below their respective threshold prices.

If the ending price of the lowest performing Underlying Stock is less than its threshold price, you will lose more than 45%, and possibly all, of your principal amount at maturity.

The hypothetical returns and hypothetical payments on the securities shown above apply only if you hold the securities for their entire term. These hypotheticals do not reflect the fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the American Depositary Shares of Alibaba Group Holding Limited, the American Depositary Shares of PDD Holdings Inc. and the Class A Common Stock of Robinhood Markets, Inc. due November 9, 2027

The ADSs of Alibaba Group Holding Limited

All information contained herein on the ADSs of Alibaba Group Holding Limited and on Alibaba Group Holding Limited is derived from publicly available sources, without independent verification. According to its publicly available filings with the SEC, Alibaba Group Holding Limited, a Cayman Islands company, conducts its business in China through its subsidiaries and variable interest entities and provides technology infrastructure and marketing reach to help merchants, brands, retailers and other businesses leverage technology to engage with their users and customers and full-stack AI capabilities and services to enterprises to facilitate their AI transformation and to support the growth of their businesses. The ADSs of Alibaba Group Holding Limited are registered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and are listed on the New York Stock Exchange. Information provided to or filed with the SEC by Alibaba Group Holding Limited pursuant to the Exchange Act can be located by reference to the SEC file number 001-36614, and can be accessed through www.sec.gov. We do not make any representation that these publicly available documents are accurate or complete.

Historical Information

The following graph sets forth the historical performance of the ADSs of Alibaba Group Holding Limited based on the daily historical closing prices of the ADSs of Alibaba Group Holding Limited from January 4, 2021 through October 28, 2026. The closing price of the ADSs of Alibaba Group Holding Limited on October 28, 2026 was $100.96. We obtained the closing prices above and below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The closing prices above and below may have been adjusted by Bloomberg for corporate actions, such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

The historical closing prices of the ADSs of Alibaba Group Holding Limited should not be taken as an indication of future performance, and no assurance can be given as to the stock closing price of the ADSs of Alibaba Group Holding Limited on the calculation day.  There can be no assurance that the performance of the ADSs of Alibaba Group Holding Limited will result in the return of any of your principal amount.

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the American Depositary Shares of Alibaba Group Holding Limited, the American Depositary Shares of PDD Holdings Inc. and the Class A Common Stock of Robinhood Markets, Inc. due November 9, 2027

The ADSs of PDD Holdings Inc.

All information contained herein on the ADSs of PDD Holdings Inc. and on PDD Holdings Inc. is derived from publicly available sources, without independent verification.  According to its publicly available filings with the SEC, PDD Holdings Inc., a Cayman Islands company, is a multinational commerce group that owns and operates a portfolio of businesses including the Pinduoduo and Temu platforms. The ADSs of PDD Holdings Inc. are registered under the Exchange Act and are listed on The Nasdaq Stock Market.  Information provided to or filed with the SEC by PDD Holdings Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-38591, and can be accessed through www.sec.gov. We do not make any representation that these publicly available documents are accurate or complete.

Historical Information

The following graph sets forth the historical performance of the ADSs of PDD Holdings Inc. based on the daily historical closing prices of the ADSs of PDD Holdings Inc. from January 4, 2021 through October 28, 2026. The closing price of the ADSs of PDD Holdings Inc. on October 28, 2026 was $77.465. We obtained the closing prices above and below from Bloomberg, without independent verification. The closing prices above and below may have been adjusted by Bloomberg for corporate actions, such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

The historical closing prices of the ADSs of PDD Holdings Inc. should not be taken as an indication of future performance, and no assurance can be given as to the stock closing price of the ADSs of PDD Holdings Inc. on the calculation day. There can be no assurance that the performance of the ADSs of PDD Holdings Inc. will result in the return of any of your principal amount.

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the American Depositary Shares of Alibaba Group Holding Limited, the American Depositary Shares of PDD Holdings Inc. and the Class A Common Stock of Robinhood Markets, Inc. due November 9, 2027

The Class A Common Stock of Robinhood Markets, Inc.

All information contained herein on the Class A common stock of Robinhood Markets, Inc. and on Robinhood Markets, Inc. is derived from publicly available sources, without independent verification. According to its publicly available filings with the SEC, Robinhood Markets, Inc. operates a financial services platform that facilitates the purchase and sale of options, cryptocurrencies and equities. The Class A common stock of Robinhood Markets, Inc. is registered under the Exchange Act and is listed on The Nasdaq Stock Market. Information provided to or filed with the SEC by Robinhood Markets, Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-40691, and can be accessed through www.sec.gov. We do not make any representation that these publicly available documents are accurate or complete.

Historical Information

The following graph sets forth the historical performance of the Class A common stock of Robinhood Markets, Inc. based on the daily historical closing prices of the Class A common stock of Robinhood Markets, Inc. from July 29, 2021 through October 28, 2026. The Class A common stock of Robinhood Markets, Inc. commenced trading on The Nasdaq Stock Market on July 29, 2021 and therefore has limited historical performance. The closing price of the Class A common stock of Robinhood Markets, Inc. on October 28, 2026 was $91.43. We obtained the closing prices above and below from Bloomberg, without independent verification. The closing prices above and below may have been adjusted by Bloomberg for corporate actions, such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

The historical closing prices of the Class A common stock of Robinhood Markets, Inc. should not be taken as an indication of future performance, and no assurance can be given as to the stock closing price of the Class A common stock of Robinhood Markets, Inc. on the calculation day. There can be no assurance that the performance of the Class A common stock of Robinhood Markets, Inc. will result in the return of any of your principal amount.

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the American Depositary Shares of Alibaba Group Holding Limited, the American Depositary Shares of PDD Holdings Inc. and the Class A Common Stock of Robinhood Markets, Inc. due November 9, 2027

Tax Considerations

You should review carefully the section entitled “United States Federal Taxation” in the accompanying prospectus supplement. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of securities.

Based on current market conditions, in the opinion of our special tax counsel it is reasonable to treat the securities as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “United States Federal Taxation—Tax Consequences to U.S. Holders—Program Securities Treated as Prepaid Financial Contracts That are Open Transactions” in the accompanying prospectus supplement. Assuming this treatment is respected, the gain or loss on your securities should be treated as long-term capital gain or loss if you hold your securities for more than a year, whether or not you are an initial purchaser of securities at the issue price. However, the IRS or a court may not respect this treatment, in which case the timing and character of any income or loss on the securities could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime , which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2029 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on our representation that the securities do not have a “delta of one” within the meaning of the regulations, our special tax counsel believes that these regulations should not apply to the securities with regard to non-U.S. Holders, and we have determined to treat the securities as not being subject to Section 871(m). Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Validity of the Securities and the Guarantee

In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the securities offered by this pricing supplement have been issued by JPMorgan Financial pursuant to the indenture, the trustee and/or paying agent has made, in accordance with the instructions from JPMorgan Financial, the appropriate entries or notations in its records relating to the master global note that represents such securities (the “master note”), and such securities have been delivered against payment as contemplated herein, such securities will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (x)(i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of JPMorgan Chase & Co.’s obligation under the related guarantee or (y) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the securities to the extent determined to constitute unearned interest. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act, except that such counsel expresses no opinion as to (i) any law, rule or regulation that is applicable to JPMorgan Financial or JPMorgan Chase & Co., the indenture, the securities, the related guarantee (together with the indenture and the securities, the “Documents”) or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 24, 2026, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on February 24, 2026.